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                                                                             (N)

                               MULTIPLE CLASS PLAN
                             PURSUANT TO RULE 18f-3
                                       FOR
                              ING SERIES FUND, INC.

I.       INTRODUCTION

         ING Series Fund, Inc. (the "Company"), on behalf of its series listed on SCHEDULE A attached hereto, as such schedule may be amended from time to time to add additional series, (referred to herein collectively as the "Funds" and each individually as a "Fund"), hereby adopt this Multiple Class Plan (the "Plan") pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act").

II.      MULTIPLE CLASS STRUCTURE

         Each of the Funds continuously offers the classes of shares indicated by the Fund's name on SCHEDULE A.

         Shares of each class of a Fund shall represent an equal pro rata interest in such Fund and, generally, shall have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class shall have a different designation; (b) each class shall bear any Class Expenses, as defined in Section C below; and (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its distribution arrangement and each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. In addition, Class A, Class B, Class C, Class I, Class O and Class R shares shall have the features described below.

         A.       Sales Charge Structure

                  (1) Class A Shares. Class A shares of a Fund shall be offered at net asset value plus an initial sales charge. The front-end sales charge shall be in such amount as is disclosed in the Funds' prospectus or supplements thereto and shall be subject to reductions for larger purchases and such waivers or reductions as are disclosed in the Funds' current prospectus or supplements thereto. Class A shares generally shall not be subject to a contingent deferred sales charge; however, a contingent deferred sales charge in such amount as may be described in the Funds' current prospectus or supplements thereto may be imposed on redemptions of Class A shares acquired in a purchase of over a million dollars that are redeemed within a specified number of months of their purchase, as

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                           described in the Funds' prospectus or supplements
                           thereto. Additional contingent deferred sales charges may be imposed in such other cases as the Board of Directors ("Board") may approve and as are disclosed in the Funds' current prospectus or supplements thereto.

                  (2) Class B Shares. Class B shares of a Fund shall be offered at net asset value without the imposition of an initial sales charge. A contingent deferred sales charge in such amount as is described in the Funds' current prospectus or supplements thereto shall be imposed on Class B shares, subject to such waivers or reductions as are disclosed in the Funds' current prospectus or supplements thereto. Class B shares automatically convert to Class A shares, as described in the Funds' current prospectus or supplements thereto.

                  (3) Class C Shares. Class C shares of a Fund shall be offered at net asset value without the imposition of a sales charge at the time of purchase. A contingent deferred sales charge in such amount as is described in the Funds' current prospectus or supplements thereto shall be imposed on redemptions of Class C shares made within one year from the first day of the month after purchase, subject to waivers or reductions as are disclosed in the Funds' current prospectus or supplements thereto. Class C shares do not automatically convert to Class A shares.

                  (4) Class I Shares. Class I shares shall be offered to certain institutional investors, as indicated in the Funds' current prospectus or supplements thereto, at the then-current net asset value without the imposition of an initial sales charge or a contingent deferred sales charge. A minimum initial investment for Class I shares is imposed as described in the Funds' current prospectus or supplements thereto.

                  (5) Class O Shares. Class O shares are distributed with no sales charge, but are subject to a service fee based on the average daily net assets attributable to Class O shares. This fee is imposed pursuant to a shareholder service fee based on the average daily net assets attributable to Class O shares in such amount as is described in the Funds' current prospectus or supplements thereto. Class O shares are not subject to a contingent deferred sales charge.

                  (6) Class R Shares. Class R shares of a Fund shall be offered at net asset value without the imposition of a sales charge at the time of purchase. Class R shares shall not be subject to a contingent deferred sales charge. Class R shares do not automatically convert to Class A shares.

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         B.       Service and Distribution Plans

                  Each Fund has adopted a 12b-1 plan for each class of shares of that Fund (other than Class I Shares) with the terms contained in SCHEDULE B, attached hereto. For purposes of this agreement and the information contained in SCHEDULE B hereto, distribution and service activities are defined as follows:

         C.       Allocation of Income and Expenses

                  (1) The gross income of each Fund shall, generally, be allocated to each class on the basis of net assets. To the extent practicable, certain expenses (other than Class Expenses as defined below which shall be allocated more specifically) shall be subtracted from the gross income on the basis of the net assets of each class of each Fund. These expenses include:

                           (a) Expenses incurred by the Company (for example, fees of Directors, auditors and legal counsel) not attributable to a particular Fund or to a particular class of shares of a Fund ("Trust Level Expenses"); and

                           (b) Expenses incurred by a Fund not attributable to any particular class of the Fund's shares (for example, advisory fees, custodial fees, or other expenses relating to the management of the Fund's assets) ("Fund Expenses").

                  (2) Expenses attributable to a particular class ("Class Expenses") shall be limited to: (i) payments made pursuant to a 12b-1 plan; (ii) transfer agency fees and expenses, including any expenses of broker-dealers and other third parties providing shareholder services to shareholders of a specific class; (iii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a specific class; (iv) Blue Sky registration fees incurred by a class; (v) SEC registration fees incurred by a class; (vi) the expense of administrative personnel and services to support the shareholders of a specific class; (vii) litigation or other legal expenses relating solely to one class; and (viii) Directors' fees incurred as a result of issues relating to one class. Expenses in category (i) and (ii) above must be allocated to the class for which such expenses are incurred. All other "Class Expenses" listed in categories (iii)-(viii) above may be allocated to a class but only if the President and Treasurer have determined, subject to Board approval or ratification, which of such

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                           categories of expenses will be treated as Class
                           Expenses, consistent with applicable legal principles under the Act and the Internal Revenue Code of 1986, as amended.

                           Therefore, expenses of a Fund shall be apportioned to each class of shares depending on the nature of the expense item. Expenses and Fund Expenses will be allocated among the classes of shares based on their relative net asset values. Approved Class Expenses shall be allocated to the particular class to which they are attributable.

                           In the event a particular expense is no longer reasonably allocable by class or to a particular class, it shall be treated as a Company Expense or Fund Expense, and in the event a Company Expense or Fund Expense becomes allocable at a different level, including as a Class Expense, it shall be so allocated, subject to compliance with Rule 18f-3 and to approval or ratification by the Board.

                           The initial determination of expenses that will be allocated as Class Expenses and any subsequent changes thereto shall be reviewed by the Board and approved by such Board and by a majority of the Directors who are not "interested persons," as defined in the 1940 Act.

         E.       Exchange Privileges.

                  Shares of one class of a Fund may be exchanged for shares of that same class of any other ING Fund without payment of any additional front-end sales charge, except as provided below, and except that a contingent deferred sales charge ("CDSC") that was applicable to the original ING Fund being held by the shareholder shall continue to apply to the investment in the ING Fund into which the shareholder has exchanged. A sales charge, equal to the excess, if any, of the sales charge rate applicable to the shares being acquired over the sales charge rate previously paid, may be assessed on exchanges from the Fund. If a shareholder exchanges and subsequently redeems his or her shares, any applicable CDSC will be based on the full period of the share ownership.

         F. Conversion Features. Class B shares automatically convert to Class A shares after eight years from purchase.

                  For purposes of conversion to Class A shares, shares purchased through the reinvestment of dividends and distributions paid in respect of Class B shares in a shareholder's Fund account will be considered to be held in a separate subaccount. Each time any Class B shares in the shareholder's Fund account (other than those in the subaccount) convert to Class A, an equal pro rata portion of the Class B shares in the subaccount will also convert to Class A.

                  Shares shall be converted at the relative net asset values of the class without the imposition of a sales charge, fee or other charge. If the amount of Class A 12b-1 expenses of any Fund is increased materially without the approval of the Class B shareholders, any conversion will only take place in a manner permitted by Rule 18f-3.

                  The conversion of Class B shares into Class A shares may be subject to the continuing availability of an opinion of counsel or an Internal Revenue Service ruling to the effect that (1) such conversion will not constitute taxable events for federal tax purposes; and (2) the payment of different dividends on Class A and Class B shares, respectively, does not result in a Fund's dividends or distributions constituting "preferential dividends" under the Internal Revenue Code of 1986. The Class B shares so converted will no longer be subject to the higher expenses borne by Class B shares. The conversion will be effected at the relative net asset values per share of the two classes.

         G. Waiver or Reimbursement of Expenses. Expenses may be waived or reimbursed by any adviser, by the Underwriter or any other provider of services to the Funds without the prior approval of the Board.

III.     BOARD REVIEW

         A.       Approval of Amendments

                  The Plan may not be amended materially unless the Board, including a majority of the Directors who are not "interested persons" of the Funds and the Company as defined in the 1940 Act, have found that the proposed amendment, including any proposed related expense allocation, is in the best interests of each class and Fund individually and of the Company. Such finding shall be based on information requested by the Board and furnished to them which the Board then deems reasonably necessary to evaluate the proposed amendment. Said amendments may be approved at an in person or telephonic meeting of the Board or by a written instrument signed by a majority of the Directors who are not "interested persons" of the Funds as defined in the 1940 Act.

         B.       Quarterly and Annual Reports

                  The Board shall receive quarterly and annual statements concerning all allocated Class Expenses and distribution and servicing expenditures complying with paragraph (b)(3)(ii) of Rule 12b-1, as it may be amended from time to time. In the statements, only expenditures properly attributable to the sale or servicing of a particular class of shares will be used to justify any distribution or servicing fee or other expenses charged to that class. Expenditures not related to the sale or servicing of a particular class shall not be presented to the Board to justify any fee

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                  attributable to that class. The statements, including the
                  allocations upon which they are based, shall be subject to the review and approval of the independent Directors in the exercise of their fiduciary duties.

IV.      MISCELLANEOUS

         A.       Limitation of Liability

                  The Board and the shareholders of each Fund shall not be liable for any obligations of the Company or any Fund under this Plan, and the Underwriter or any other person, in asserting any rights or claims under this Plan, shall look only to the assets and property of the Company or such Funds in settlement of such right or claim, and not to such Directors or shareholders.

LAST APPROVED: JUNE 25, 2003

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

                                   SCHEDULE A

                                     TO THE

                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

                                       FOR

                              ING SERIES FUND, INC.

                                                                                     CLASSES OF SHARES
                                                                      ----------------------------------------------
                                                                       A        B        C       I       O        R
                                                                      ---      ---      ---     ---     ---      ---
ING Balanced Fund                                                      X        X        X       X      N/A      N/A
ING Bond Fund                                                          X        X        X       X       X       N/A
ING Government Fund                                                    X        X        X       X      N/A      N/A
ING Growth and Income Fund                                             X        X        X       X      N/A      N/A
ING Growth Fund                                                        X        X        X       X      N/A      N/A
ING Index Plus LargeCap Fund                                           X        X        X       X       X        X
ING Index Plus MidCap Fund                                             X        X        X       X       X        X
ING Index Plus SmallCap Fund                                           X        X        X       X       X        X
ING Index Plus Protection Fund                                         X        X       N/A     N/A     N/A      N/A
ING International Growth Fund                                          X        X        X       X       X       N/A
ING Classic Principal Protection Fund I                                X        X       N/A     N/A     N/A      N/A
ING Classic Principal Protection Fund II                               X        X       N/A     N/A     N/A      N/A
ING Classic Principal Protection Fund III                              X        X       N/A     N/A     N/A      N/A
ING Classic Principal Protection Fund IV                               X        X       N/A     N/A     N/A      N/A
ING Small Company Fund                                                 X        X        X       X      N/A      N/A
ING Strategic Allocation Balanced Fund                                 X        X        X       X      N/A      N/A
ING Strategic Allocation Growth Fund                                   X        X        X       X      N/A      N/A
ING Strategic Allocation Income Fund                                   X        X        X       X      N/A      N/A
ING Technology Fund                                                    X        X        X       X       X       N/A
ING Value Opportunity Fund                                             X        X        X       X      N/A      N/A
ING Aeltus Money Market Fund                                           X        X        X       X      N/A      N/A

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

                                   SCHEDULE B

                                     TO THE

                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

                                       FOR

                              ING SERIES FUND, INC.

                       12b-1 DISTRIBUTION AND SERVICE FEES
                           PAID EACH YEAR BY THE FUNDS
                         (AS A % OF AVERAGE NET ASSETS)

                                                                       A        B        C       I        O       R
                                                                      ---      ---      ---     ---      ---     ---
ING Balanced Fund                                                     0.25     1.00    1.00     N/A      N/A      N/A
ING Bond Fund                                                         0.25     1.00    1.00     N/A     0.25      N/A
ING Government Fund                                                   0.25     1.00    1.00     N/A      N/A      N/A
ING Growth and Income Fund                                            0.25     1.00    1.00     N/A      N/A      N/A
ING Growth Fund                                                       0.25     1.00    1.00     N/A      N/A      N/A
ING Index Plus LargeCap Fund                                          0.25     1.00    0.75     N/A     0.25     0.50
ING Index Plus MidCap Fund                                            0.25     1.00    0.75     N/A     0.25     0.50
ING Index Plus SmallCap Fund                                          0.25     1.00    0.75     N/A     0.25     0.50
ING Index Plus Protection Fund                                        0.25     1.00     N/A     N/A      N/A      N/A
ING International Growth Fund                                         0.25     1.00    1.00     N/A     0.25      N/A
ING Classic Principal Protection Fund I                               0.25     1.00     N/A     N/A      N/A      N/A
ING Classic Principal Protection Fund II                              0.25     1.00     N/A     N/A      N/A      N/A
ING Classic Principal Protection Fund III                             0.25     1.00     N/A     N/A      N/A      N/A
ING Classic Principal Protection Fund IV                              0.25     1.00     N/A     N/A      N/A      N/A
ING Small Company Fund                                                0.25     1.00    1.00     N/A      N/A      N/A
ING Strategic Allocation Balanced Fund                                0.25     1.00    1.00     N/A      N/A      N/A
ING Strategic Allocation Growth Fund                                  0.25     1.00    1.00     N/A      N/A      N/A
ING Strategic Allocation Income Fund                                  0.25     1.00    1.00     N/A      N/A      N/A
ING Technology Fund                                                   0.25     1.00    1.00     N/A     0.25      N/A
ING Value Opportunity Fund                                            0.25     1.00    1.00     N/A      N/A      N/A
ING Aeltus Money Market Fund                                          0.25     1.00    1.00     N/A      N/A      N/A

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